      This filing is made pursuant to Rule 424(B)(3) under the Securities Act of
                              1933 in connection with Registration No. 333-41989

PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED DECEMBER 23, 1997)

                        8,219,623 Shares of Common Stock
                          FPA MEDICAL MANAGEMENT, INC.

     This Prospectus Supplement supplements information contained in that certain Prospectus dated December 23, 1997 (the Prospectus as supplemented, the "Prospectus") relating to the potential sale from time to time of up to 8,219,623 shares of FPA Common Stock by the Selling Stockholders. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

     The following table restates in its entirety as of March 9, 1998 the information set forth in the Prospectus under the caption "Selling Stockholders" with respect to the Selling Stockholders and the respective number of shares of FPA Common Stock beneficially owned by each such Selling Stockholder.

                              SELLING STOCKHOLDERS

    The following table shows the names of the Selling Stockholders and the number of shares of Common Stock owned by them and to be sold under this Prospectus as of the date of this Prospectus.

                                                          NUMBER OF SHARES
                                                            BENEFICIALLY
                                                                OWNED             NUMBER OF
                                                       -----------------------      SHARES
                   NAME                                 NUMBER        PERCENT       OFFERED
                   ----                                ---------     ---------    ----------
Oxford Health Plans, Inc.(1)                           2,090,109        4.8%       2,090,109
WellPoint Development Company, Inc.(1)                 1,467,501        3.6        1,467,501
Charles G. Berg(1)                                       327,995         *           327,995
Steven Wiggins(1)                                        211,232         *           211,232
Charles D. Phillips(1)                                    35,336         *            35,336
Paul Conlin(1)                                            27,812         *            27,812
Bahman Bandari, M.D.(2)                                   43,852         *            43,852
Jarvis Gatlin, M.D.(2)                                    43,852         *            43,852
Stanley Golden, M.D.(2)                                   43,852         *            43,852
Kenneth Ho, M.D.(2)                                       43,852         *            43,852
Raymond Jing, M.D.(2)                                     43,852         *            43,852
Christopher Meilleur, M.D.(2)                             43,852         *            43,852
Rosa Rodriguez-Funes, M.D.(2)                             43,852         *            43,852
Elizabeth DiFiori, M.D.(2)                                43,852         *            43,852
Max Shapiro, M.D.(2)                                      43,852         *            43,852
Huey-Jer Su, M.D.(2)                                      43,852         *            43,852
Spencer Wenger, M.D.(2)                                   43,852         *            43,852
Patrick D. Barron(3)                                     335,663         *           335,663
Cathryn E. Barron as trustee u/a datd May 28,             18,648         *            18,648
1997 fbo Christine E. Barron
Cathryn E. Barron as trustee u/a datd May 28,             18,648         *            18,648
1997 fbo Michelle C. Barron

                                                          NUMBER OF SHARES
                                                            BENEFICIALLY
                                                                OWNED             NUMBER OF
                                                       -----------------------      SHARES
                   NAME                                 NUMBER        PERCENT       OFFERED
                   ----                                ---------     ---------    ----------

A. Nathaniel Goldhaber(4)                                     37          *               37
Accel Internet/Strategic Technology Fund L.P.(4)          29,424          *           29,424
Accel Investors '96 L.P.(4)                               13,078          *           13,078
Accel Keiretsu V L.P.(4)                                   4,360          *            4,360
Accel V L.P.(4)                                          219,597          *          219,597
Alan K. Jacobs, M.D.(4)                                    2,391          *            2,391
Alan R. Hoops(4)                                           1,925          *            1,925
Alan Rogers, M.D.(4)                                         192          *              192
Allan M. Wolfe(4)                                             38          *               38
Allen Family Trust dtd 10/13/81(4)                           567          *              567
Andrea A. Billante(4)                                        188          *              188
Andrew Alcon(4)                                              372          *              372
Andrew Roediger(4)                                           107          *              107
Ann Stone(4)                                               2,695          *            2,695
Anne Francoeur, M.B.A.(4)                                    192          *              192
Asch Family Trust(4)                                         700          *              700
Ashtree Corporation(4)                                     2,800          *            2,800
Benedict A. Itri(4)                                           36          *               36
Brant Heise(4)                                               231          *              231
Brody Family Trust U/D/T 8/15/86(4)                          284          *              284
C. Allen Batts(4)                                             37          *               37
C. Craig Carlson(4)                                        3,850          *            3,850
Charles D. Birmingham(4)                                  73,001          *           73,001
Charles S. and Nan Y. Strauch Living
  Trust dtd 10/26/82(4)                                      283          *              283
Charles Scott Gibson Living Trust UA 2/20/91(4)              284          *              284

                                                          NUMBER OF SHARES
                                                            BENEFICIALLY
                                                                OWNED             NUMBER OF
                                                       -----------------------      SHARES
                   NAME                                 NUMBER        PERCENT       OFFERED
                   ----                                ---------     ---------    ----------
Church Pension Group(4)                                   27,717          *           27,717
Computrol Limited, BVI(4)                                  1,848          *            1,848
Craig Suwinski(4)                                            231          *              231
Crosspoint Associates (1996)(4)                           62,095          *           62,095
Crosspoint Venture Partners  (1993)(4)                    70,000          *           70,000
Crossroads Capital IV Venture Capital Fund(4)              3,695          *            3,695
Crossroads Constitution Limited Partnership(4)            14,782          *           14,782
Cynthia Brown(4)                                             385          *              385
Cynthia Ringo(4)                                              38          *               38
Dan Klesken(4)                                               219          *              219
Daniel Murphy(4)                                             386          *              386
Davenport Family Trust UTA dtd 12/3/86(4)                    284          *              284
David E. Stenmark(4)                                         350          *              350
David Hetz(4)                                                438          *              438
David I. Fuente(4)                                           567          *              567
David L. Goldsmith(4)                                        107          *              107
Dean Serra(4)                                              7,700          *            7,700
Dench Living Trust dtd 6/16/94(4)                            652          *              652
Dennis Ojanpera(4)                                           770          *              770
Diane Sneeden(4)                                             142          *              142
DMK Family Partners, Ltd.(4)                               1,749          *            1,749
Douglas C. Moore(4)                                          274          *              274
Douglas Metz(4)                                               36          *               36
Edward S. Murachver and Enette S. Murachver, JTWROS(4)     1,749          *            1,749
Ellen Eichler, M.D.(4)                                       192          *              192
Ellmore C. Patterson Partners (4)                          5,992          *            5,992
F. Duffield Meyercord(4)                                      36          *               36
Farah H. Champsi(4)                                          326          *              326
Fell & Nicholson Companies(4)                                425          *              425
Frank W. Birnie(4)                                           776          *              776
George A. Needham(4)                                         425          *              425
George R. Hecht(4)                                         1,743          *            1,743
German Lasala, M.D.(4)                                       192          *              192
Glen Fredenberg(4)                                         1,155          *            1,155

                                                          NUMBER OF SHARES
                                                            BENEFICIALLY
                                                                OWNED             NUMBER OF
                                                       -----------------------      SHARES
                   NAME                                 NUMBER        PERCENT       OFFERED
                   ----                                ---------     ---------    ----------
Heimbuck Family Trust dtd 8/13/85(4)                         284          *              284
Holder Family Trust dtd 1/29/85(4)                           284          *              284
Horsley Bridge Fund II, L.P.(4)                           18,478          *           18,478
Horsley Bridge Fund III, L.P.(4)                          25,869          *           25,869
Howard Brown, M.D.(4)                                        192          *              192
Howard S. Flagg(4)                                            37          *               37
IBM Retirement Plan Trust(4)                              18,478          *           18,478
J. Leonard Lichtenfeld(4)                                  6,341          *            6,341
James F. Willenborg(4)                                        38          *               38
James F. Willenborg(4)                                       283          *              283
James R. Boyed, M.D.(4)                                      500          *              500
Jason S. Asch and Gail Krugman Asch, Trustees
  Asch Family Trust(4)                                       700          *              700
Jeffrey M. Nash(4)                                           284          *              284
Jillian Cole(4)                                               38          *               38
Joan C. Sivley(4)                                         13,999          *           13,999
Joel Moncivaiz(4)                                                         *
John (Jack) Corcoran, M.D.(4)                              1,161          *            1,161
John Breese Mumford and Christine Joyce Mumford
  Trusts, U/D/T dtd 10/13/83(4)                           14,107          *           14,107
John Friedman(4)                                           1,400          *            1,400
John Fuchs(4)                                                 38          *               38
John G. Toms(4)                                              350          *              350
John Keating(4)                                              382          *              382
John R. Seitz(4)                                         145,601          *          145,601
John Shaner, M.D.(4)                                         308          *              308
Joseph Firmage(4)                                             38          *               38
Joseph R. Bona, M.D.(4)                                      350          *              350
Judith Savage(4)                                           7,700          *            7,700
Julia Cyburt(4)                                              616          *              616
KANE & Co./Sears Pension Fund(4)                           3,695          *            3,695
Karl Burns(4)                                                 77          *               77
KEL Enterprises, Ltd.(4)                                     567          *              567
Kemper Technology fund(4)                                  7,391          *            7,391
Ken Fitzsimmons(4)                                           776          *              776
Kenneth and Roberta Eldred Revocable Trust,
  U/A dtd 1/28/83(4)                                         567          *              567
Kenneth C. Gardner(4)                                         37          *               37
Larry Levey(4)                                               115          *              115

                                                           NUMBER OF SHARES
                                                             BENEFICIALLY
                                                                 OWNED             NUMBER OF
                                                        -----------------------      SHARES
                   NAME                                  NUMBER        PERCENT       OFFERED
                   ----                                 ---------     ---------    ----------
Larry W. Weprin and Meryl J. Weprin(4)                        700          *              700
Larry Weprin, M.D.(4)                                         233          *              233
Leeway & Co.(4)                                            36,955          *           36,955
Leon Leach(4)                                              21,805          *           21,805
Louisiana State Employees' Retirement System(4)            11,087          *           11,087
Luis Aguilar, M.D.(4)                                         192          *              192
M.C. Partners II, C.V.(4)                                   7,391          *            7,391
Mark Begelman(4)                                               37          *               37
Mark Simon(4)                                                 326          *              326
Mary Hudson(4)                                                 30          *               30
Matthews Family Revocable Trust dtd 10/19/93(4)               142          *              142
Medical Specialists, Inc.(4)                                1,925          *            1,925
Melvin Hector, M.D.(4)                                        192          *              192
Michael Dell(4)                                             1,134          *            1,134
Michael Fuchs, M.D.(4)                                        192          *              192
Michael G. McCaffery(4)                                     1,934          *            1,934
Michael J. Stark(4)                                           310          *              310
Milder Community Property Trust dtd 11/7/91(4)             16,258          *           16,258
Misha Petkevich(4)                                            764          *              764
Mitchell Parker, M.D.(4)                                      192          *              192
Mumford Special Trust #1 dtd 12/17/87(4)                      608          *              608
Mumford Special Trust #2 dtd 12/17/87(4)                      608          *              608
Mumford Special Trust #3 dtd 12/17/87(4)                      609          *              609
Mumford Special Trust #4 dtd 12/17/87(4)                      609          *              609
Nancy J. Simons(4)                                            350          *              350
Neil Sandler(4)                                               776          *              776

                                                          NUMBER OF SHARES
                                                            BENEFICIALLY
                                                                OWNED             NUMBER OF
                                                       -----------------------      SHARES
                   NAME                                 NUMBER        PERCENT       OFFERED
                   ----                                ---------     ---------    ----------
Nicholas L. Gault(4)                                          37          *               37
NYNEX Master Pension Trust(4)                             11,087          *           11,087
Patricia Hennessey(4)                                         38          *               38
Patrick O'Connor(4)                                           77          *               77
Paul Slivon(4)                                                72          *               72
Perry Kalis, M.D.(4)                                         462          *              462
Peter J. Carr(4)                                           2,800          *            2,800
Peter Lindner, M.D.(4)                                       192          *              192
Phillip E. Solomon(4)                                     10,780          *           10,780
Rector and Visitors of The University of Virginia(4)       7,391          *            7,391
Rich Shapero(4)                                           13,215          *           13,215
Richard C. Edwards(4)                                        107          *              107
Richard Cameron(4)                                           115          *              115
Richard I. Keeler Revocable Trust Restated dtd 7/19/94,
  As May Be Amended(4)                                       284          *              284
Richard Tompkins, M.D.(4)                                 21,490          *           21,490
Robert A. Hoff(4)                                         16,116          *           16,116
Robert C. Hawk(4)                                             36          *               36
Robert Grady(4)                                              219          *              219
Robert Johnson, M.D.(4)                                      394          *              394
Robert Leff, M.D.(4)                                         192          *              192
Robert Lending, M.D.(4)                                    1,002          *            1,002
Robert Linden(4)                                          11,777          *           11,777
Robert Nowlin(4)                                             326          *              326
Robert W. Johnson Revocable Trust dtd 8/13/92(4)             567          *              567
Robertson Stephens & Co.(4)                                  155          *              155
Robin Kirk, Ph.D.(4)                                         350          *              350
Ron Simmons, Trustee, Simmons Family Trust(4)                700          *              700

                                                          NUMBER OF SHARES
                                                            BENEFICIALLY
                                                                OWNED             NUMBER OF
                                                       -----------------------      SHARES
                   NAME                                 NUMBER        PERCENT       OFFERED
                   ----                                ---------     ---------    ----------
Ronald M. Lott(4)                                            284          *              284
Roxanne Cooley(4)                                             58          *               58
Sadrudin J. Kabani(4)                                      1,540          *            1,540
Sanford Robertson(4)                                       1,934          *            1,934
Seth Neiman(4)                                                36          *               36
Seymour F. Kaufman(4)                                        438          *              438
Sheldon Asher(4)                                             142          *              142
Sheryl Eramo(4)                                               15          *               15
Sheryl Skolnick(4)                                            72          *               72
Siebel Living Trust(4)                                       283          *              283
Stradling, Yocca, Carlson & Rauth Profit Sharing Plan(4)     567                         567
Stuart Stangeland(4)                                         115          *              115
The Jay D. Glass Trust dated February 7, 1996(4)           7,700          *            7,700
Thomas Hodapp(4)                                           1,353          *            1,353
Thomas R. Testman and Jacqueline F. Testman,
  Trustees of the Testman Trust, UDT dated 7/27/82(4)      7,700          *            7,700
Walter G. Kortschak(4)                                        36          *               36
Wayne McCauley(4)                                          7,769          *            7,769
William L. Kale(4)                                           350          *              350
William Oates, M.D.(4)                                       192          *              192
William P. Cargile(4)                                      1,525          *            1,525
William Wisialowski(4)                                     1,162          *            1,162
WS Investment Company 93C(4)                                 198          *              198
Yale University(4)                                        27,716          *           27,716
YMCA Retirement Fund(4)                                   11,087          *           11,087
Avanti Corporate Health Systems, Inc.(5)               1,687,500        4.1        1,687,500
InterWest Partners V, LP(4)                              363,870                     363,870
InterWest Investors V(4)                                   2,260                       2,260


------------

* Less than one percent.

(1) Indicates a Selling Stockholder who is or was an officer and/or director ant/or other affiliate of Health Partners, Inc., which may be deemed to be an affiliate of the Company under the Securities Act.

(2) Indicates a Selling Stockholder who is or was an officer and/or director and/or other affiliate of Axminster Medical Group, Inc., which may be deemed to be an affiliate of the Company under the Securities Act.

(3) Indicates a Selling Stockholder who is or was an officer and/or director and/or other affiliate of Emergency Medical Care Incorporated, which may be deemed to be an affiliate of the Company under the Securities Act.

(4) Indicates a Selling Stockholder who is or was an officer and/or director and/or other affiliate of Cornerstone Physicians Corporation, which may be deemed to be an affiliate of the Company under the Securities Act.

(5) Prior to sale, the shares may be transferred to NYLCare Health Plans, Inc. ("NYLCare"), the direct parent company of ACHS or to New York Life Insurance Company ("NYL"), the ultimate parent company of ACHS, and if so transferred, the selling stockholder will be NYLCare or NYL, as applicable.

    None of the Selling Stockholders listed above, except where noted, had any position, office or material relationship within the past three years with the Company or any of its affiliates.

            The date of this Prospectus Supplement is March 9, 1998